Exhibit 24

POWER OF ATTORNEY

Directors and Certain Officers of
TRW Inc.

THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint C. W. Haffke, W. B. Lawrence, D. F. Menz and K. A. Weigand, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Act”), an annual report on Form 10-K for the year ended December 31, 2001 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

EXECUTED the dates set forth below.

/s/ P. A. Odeen P. A. Odeen, Chairman of the Board February 20, 2002	/s/ R. H. Swan R. H. Swan, Executive Vice President and Chief Financial Officer February 20, 2002	/s/ T. A. Connell T. A. Connell, Vice President and Controller February 20, 2002

/s/ M. H. Armacost M. H. Armacost, Director February 20, 2002	/s/ A. E. Baratz A. E. Baratz, Director February 20, 2002	/s/ M. Feldstein M. Feldstein, Director February 20, 2002

/s/ K. W. Freeman K. W. Freeman, Director February 20, 2002	/s/ R. M. Gates R. M. Gates, Director February 20, 2002	/s/ G. H. Heilmeier G. H. Heilmeier, Director February 20, 2002

/s/ C. R. Hollick C. R. Hollick, Director February 20, 2002	/s/ K. N. Horn K. N. Horn, Director February 20, 2002	/s/ H. V. Knicely H. V. Knicely, Director February 20, 2002

/s/ D. B. Lewis D. B. Lewis, Director February 20, 2002	/s/ L. M. Martin L. M. Martin, Director February 20, 2002	/s/ G. L. Summe G. L. Summe, Director February 20, 2002

POWER OF ATTORNEY

Certain Officers of
TRW Inc.

THE UNDERSIGNED Officers of TRW Inc. hereby appoint C. W. Haffke, W. B. Lawrence, D. F. Menz and K. A. Weigand, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Act”), an annual report on Form 10-K for the year ended December 31, 2001 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

EXECUTED the dates set forth below.

/s/ T. W. Hannemann T. W. Hannemann Executive Vice President February 25, 2002	/s/ J. C. Plant J. C. Plant Executive Vice President February 25, 2002